EXHIBIT 10.10

NEXX SYSTEMS, INC.
PROPRIETARY INFORMATION AND INVENTIONS AND NON-COMPETITION AGREEMENT

Effective as of the first day of my employment by the Company, the following confirms an agreement between NEXX Systems, Inc., a Delaware corporation (the Company), and me, the individual identified on the signature page to this Agreement.  This Agreement is a material part of the consideration for my employment and continued employment by the Company.  In exchange for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           NO CONFLICTS.  I have not made and agree not to make any agreement, oral or written, that is in conflict with this Agreement or my employment with the Company.  I will not violate any agreement with or the rights of any third party.  When acting within the scope of my employment (or otherwise on behalf of the Company), I will not use or disclose my own or any third party's confidential information or intellectual property (collectively, Restricted Materials), except as expressly authorized by the Company in writing.  Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2.           INVENTIONS.

a.     Definitions.  Intellectual Property Rights means any and all patent rights, copyright rights, mask work rights, trade secret rights, database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor).  Invention means any idea, concept, discovery, invention, development, technology, work of authorship, trade secret, software, firmware, tool, process, technique, know-how, data, plan, device, apparatus, architecture, specification, design, circuit, layout, mask work, algorithm, program, code, documentation or other material or information, tangible or intangible, whether or not it may be patented, copyrighted or otherwise protected (including all versions, modifications, enhancements and derivative works thereof).

b.     Prior Inventions Assignment. My performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in the confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others.

c.     Inventions Assignment.  To the fullest extent under applicable law, the Company shall own all right, title and interest in and to all Inventions (including all Intellectual Property Rights therein or related thereto) that are made, conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company and which arise out of research or other activity conducted by, for or under the direction of the Company (whether or not conducted at the Company's facilities, during working hours or using Company assets), or which relate to any Proprietary Information (as defined below).  I will promptly disclose and provide all of the foregoing Inventions (the Assigned Inventions) to the Company.  I hereby make and agree to make all assignments to the Company necessary to accomplish the foregoing ownership.  Assigned Inventions shall not include any Invention (i) that I develop entirely on my own time, without use of any Company assets and (ii) which does not relate to any Proprietary Information.

d.     Assurances.  I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned.  I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.

e.     Other Inventions.  If I wish to clarify that something created by me prior to my employment that relates to the Company's actual or proposed business is not within the scope of this Agreement, I have listed it on Appendix A.  If (i) I use or disclose any Restricted Materials when acting within the scope of my employment (or otherwise on behalf of the Company), or (ii) any Assigned Invention cannot be fully made, used, reproduced or otherwise exploited without using or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such Restricted Materials and Intellectual Property Rights therein.  I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license.

f.     Moral Rights.  To the fullest extent allowed by applicable law, the terms of this Section 2 include all rights of integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral rights, artist's rights, or the like (collectively, Moral Rights).  To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto.  I will confirm any such ratification, consent or agreement from time to time as requested by the Company.

3.           PROPRIETARY INFORMATION.  I agree that all Assigned Inventions and all other business, technical and financial information, including the identity of and information relating to the Company's employees, Affiliates and Business Partners (as such terms are defined below), which I develop, learn or obtain during my employment that relate to the Company or the business or demonstrably anticipated business of the Company, or that are received by or for the Company in confidence, constitute Proprietary Information.  I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information.  Proprietary Information will not include information that I can document is or becomes readily publicly available without restriction through no fault of mine.  Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (a) my compensation records, (b) materials distributed to shareholders generally and (c) this Agreement.  I also recognize and agree that I have no expectation of privacy with respect to the Company's networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, electronic mail messages and voice messages), and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

4.           RESTRICTED ACTIVITIES.  For the purposes of this Section 4, the term Company includes the Company and all other persons or entities that control, are controlled by or are under common control with the Company (Affiliates).

a.     Definitions.  Any Capacity includes, without limitation, to (i) be an owner, founder, shareholder, partner, member, advisor, director, consultant, contractor, agent, employee, affiliate or co-venturer, (ii) otherwise invest, engage or participate in, (iii) be compensated by or (iv) prepare to be or do any of the foregoing or to assist any third party to do so; provided, that the term Any Capacity will not include being a holder of less than one percent (1%) of the outstanding equity of a public company.  Business Partner means any past, present or prospective customer, vendor, supplier, distributor or other business partner of the Company with which I have contact during my employment.  Cause means to recruit, employ, retain or otherwise solicit, induce or influence (or to attempt to do so).  Solicit means to (i) service, take orders from or solicit the business or patronage of any Business Partner for myself or any other person or entity other than the Company, (ii) divert, entice or otherwise take away from the Company the business or patronage of any Business Partner, or to attempt to do so, or (iii) to solicit, induce or encourage any Business Partner to terminate or reduce its relationship with the Company.

b.     Acknowledgments.  I acknowledge and agree that (i) the Company's business is highly competitive, secrecy of the Proprietary Information is of the utmost importance to the Company and I will learn and use Proprietary Information in performing my work for the Company and (ii) my position will require me to establish goodwill with Business Partners and employees on behalf of the Company and such goodwill is extremely important to the Company's success.

c.     As an Employee.   During my employment with the Company, I will not, directly or indirectly (i) Cause any person to leave his or her employment with the Company (other than terminating subordinate employees in the course of my duties for the Company), (ii) Solicit any Business Partner or (iii) act in Any Capacity in or with respect to any commercial activity that directly competes or is reasonably likely to directly compete with the Company (a Competing Business).

d.     After Termination.  For the period of 1 year immediately following termination of my employment with the Company (for any or no reason, whether voluntary or involuntary), I will not, without the prior written consent of the Company, directly or indirectly (i) Cause any person to leave his or her employment with the Company, (ii) Solicit any Business Partner or (iii)  act in Any Capacity in or with respect to any Competing Business located within the Commonwealth of Massachusetts, the rest of the region known as New England, the rest of the United States, or anywhere else in the world.

e.     Enforcement.  I understand that the restrictions set forth in this Section 4 are intended to protect the Company's interest in its Proprietary Information and established relationships and goodwill with employees and Business Partners.   I agree that such restrictions are reasonable and appropriate for this purpose.  If at any time any of the provisions of this Section 4 are deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement.  The Company and I agree that the provisions of this Section 4, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included.

5.           EMPLOYMENT AT WILL.  I agree that this Agreement is not an employment contract for any particular term.  I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause.  This Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of the Company, I have obligations to the Company which are not described in this Agreement.  However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement, and supersede the terms of any similar form that I may have previously signed.  This Agreement can only be changed by a subsequent written agreement signed by the President of the Company (or authorized designee).

6.           SURVIVAL.  I agree that my obligations under Sections 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers.  My obligations under Sections 2, 3 and 4 also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns.  This Agreement may be freely assigned by the Company to any third party.

7.           GENERAL PROVISIONS.  This Agreement constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written) between me and the Company about the subject matter of this Agreement.  Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.  The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.  Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.  I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable.  I also understand that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be a adequate remedy, and, therefore, the Company will be entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION.  NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

NEXX SYSTEMS, INC.	EMPLOYEE

By:
Name:	Name:
Title:

Dated: ________, 200_	Dated: ________, 200_

Appendix A

PRIOR MATTERS

None.